Exhibit 99.2

Addendum

Key December Events and Their Relevance

&

Company Fact Sheet

Investor Contacts:

Steve O’Loughlin	Marek Ciszewski, J.D.
Principal Financial Officer.	Managing Director, Head of Life Sciences
Actinium Pharmaceuticals, Inc.	Liolios Investor Relations
soloughlin@actiniumpharma.com	ATNM@liolios.com

Actinium Pharmaceuticals, Inc.

275 Madison Avenue, Suite 702

New York, New York 10016

Key December Events and Their Relevance

Iomab-B - Pivotal SIERRA Trial Update.

The company met its milestone of a trial update which included; the DMC opinion to continue the trial, enrollment progress, supply chain capabilities including supply for crossovers, and protocol modifications designed to boost participation in 2018. Iomab-B, a CD-45 targeting ARC or Antibody Radio-Conjugate is being developed to enable expanded access to Bone Marrow Transplant or BMT with improved outcomes via improved myeloablation in elderly relapsed or refractory patients with AML or Acute Myeloid Leukemia.

Why is this important for Actinium?

Clinical operations are now fully functional with over fifty patients enrolled across all 3 clinical trials as of early December with the overwhelming majority enrolled after June 2017. Enrollment is expected to be bolstered as investigator requests for including more choices in the control arm is accommodated and as all of the 15 activated sites begin to accrue patients. Enrollment of Iomab-B is approaching 30 patients and is on track stage for the significant milestones expected in 2018.

The supply chain team has delivered product unfailingly on-demand to the 15 trial sites which represent over 30 percent of BMT volume. This is especially meaningful given that 80 percent of BMT patients are treated in the top 50 or so major teaching hospitals. The Company has effectively set up the exoskeleton of a commercial infrastructure at this time.

Actimab-A – Phase 2 Trial Update

Actimab-A, a CD33 targeting ARC is being tested as an induction agent in elderly, unfit AML patients with an update provided as per company guidance at the ASH or American Society of Hematology Annual Meeting. Results included high, 69% single agent overall response rate and 98% median reduction in bone marrow blasts or immature cancer cells at the 2.0 uCi/kg high dose and the rationale for migration to the 1.5 uCi/kg dose due to myelosuppression.

Why is this important for Actinium?

The results further demonstrated the potent single agent activity of Actimab-A and its tolerability outside of myelosuppression. Importantly, the 1.5 uCi/kg dose showed a higher ORR than the 2.0 uCi/kg high dose (67% vs 50%) in the Phase 1 portion of the trial and the expectation is that this leg of the trial will result in the balance of safety and efficacy required to support a pivotal trial either as a single agent or in combination like most other drug candidates. Enrollment of Actimab-A which was lackluster in years prior is now robust despite 4 recent product approvals in AML and this trial is on track for topline results as per prior guidance.

Importantly, the team has leveraged the myelosuppressive capability of this CD33 construct into a potentially transformative clinical initiative in MDS or Myelodysplastic Syndromes via Actimab-MDS.

Actimab-MDS – Unveiling of a New Clinical Initiative in MDS

Actimab-MDS is a new clinical initiative led by Dr. Gail Roboz of Cornell University and a high-profile consortium of world renowned medical centers that comprise the MDS Clinical Research Consortium. The plan is to initiate in a Phase 2 trial in 2018 that tests a high-dose of our CD33 targeting ARC or Antibody Radio-Conjugate as an improved myeloablation approach to enhance access to transplant and improve outcomes in underserved, high-risk p53+ patients with MDS or Myelodysplastic Syndromes.

Why is this important for Actinium?

Actimab-MDS provides the Company another product candidate in the bone marrow transplant area. The Phase 2 trial costs are significantly defrayed due to participation of the Consortium and on hand availability of major components of clinical drug supply. Actimab-MDS would be commercialized in the same transplant centers as Iomab-B and the concentration of this market will enable leverage of the supply chain and call point relationships.

Actimab-M and AWE Publications at ASH – Rebuilding Scientific Capabilities

The Actimab-M related poster at ASH provided support for the scientific rationale for targeting CD33 in Multiple Myeloma. Actimab-M is a low dose CD33 targeting ARC that is being tested as an induction agent in fourth-line refractory multiple myeloma patients. Launch of the AWE Program or Actinium Warhead Enabling program by showcasing at ASH the 10x superior cell killing power of Darzalex, a blockbuster CD38 targeting antibody when labelled with Ac-225 compared to the unlabeled antibody.

Why is this important for Actinium?

Actimab-M has the potential for also providing enhanced access to bone marrow transplant and improved outcomes due to improved myeloablation. It provides another shot on goal for Actinium’s CD33 Program.

The ARC approach can provide superior outcomes versus ADCs or naked antibodies as demonstrated by the clinical promise of the CD33 program and the CD38 labelling experiments with Darzalex. The launch of the AWE Program is designed to build on these results both for internal purposes but also for collaborations. Our new Chief Scientific Officer, Dr. Dale Ludwig is expected to add material value to these efforts going forward.

Actinium Pharmaceuticals, Inc.

FACTSHEET
January 2018

OVERVIEW

Actinium Pharmaceuticals Inc. is a clinical-stage biopharmaceutical company focused on developing and commercializing targeted therapies for potentially superior myeloablation and conditioning of the bone marrow prior to a bone marrow transplant and for the targeting and killing of cancer cells. Our targeted therapies have demonstrated the potential to result in significantly improved access to bone marrow transplant with better outcomes, namely increased marrow engraftment and survival. Our targeted therapies are ARC's or Antibody Radio-Conjugates that combine the targeting ability of monoclonal antibodies with the cell killing ability of radioisotopes. Three of our four ARC drug candidates are based on our AWE or Actinium Warhead Enabling Technology Platform that utilizes the isotope Actinium-225 (Ac-225) which emits alpha particles. We are currently conducting clinical trials for our four product candidates; Iomab-B, Actimab-A Actimab-M and Actimab-MDS, as well as performing research on other potential drug candidates utilizing our proprietary AWE Technology Platform.

Executive Management

Sandesh Seth
Executive Chairman and CEO

Mark Berger, M.D.
Chief Medical Officer

Dale Ludwig, Ph.D.
Chief Scientific Officer

Nitya Ray, Ph.D.
Executive VP, Head of Product Development, Manufacturing and Supply Chain

Steve O'Loughlin
Principal Financial and Accounting Officer

	Indications	Indications	Development Stage		
Iomab-B	Bone Marrow Transplant (BMT) Conditioning	Relapsed or Refractory Acute Myeloid Leukemia (AML) in Patients Age 55 and Above	Pivotal Phase 3		
		Other Blood Cancers *	Phase 1/2*		
Actimab-A	Blood Cancers	Newly Diagnosed Acute Myeloid Leukemia in Patients Age 60 and Above	Phase 2		
Actimab-M		Relapsed or Refractory Multiple Myeloma (MM) age 18 and above *	Phase 1*		
Actimab-MDS	Bone Marrow Transplant (BMT) Conditioning	Myelodysplastic Syndromes (MDS) in patients with P53 mutations	Phase 2	Expected to enter Phase 2 in 2018	
AWE Platform	Liquid & Solid Tumors	Antibody Radio-Conjugate (ARC) CD38 daratumumab + Actinium-225	Pre		

(Development Stage columns: Pre, 1, 2, 3)

Iomab-B and Actimab-MDS: Market Potential

Allogeneic BMT Growing at a Rapid Pace[1]

3733% growth since 1980[1]
11% CAGR[1,2] 1980 - 2014
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
1980
1983
1986
1989
1992
1995
1998
2001
2004
2007
2010
2013

Worldwide Market Potential[2]

Acute Myeloid Leukemia (AML) Actinium sponsored pivotal Phase 3 trial	**$2.0B**
Myelodysplastic Syndrome (MDS) Investigator initiated trial at Fred Hutch	$1.6B
Acute Lymphoblastic Leukemia (ALL) Investigator initiated trial at Fred Hutch	$250M
Non-Hodgkin's Lymphoma (NHL)/Hodgkin's Lymphoma (HL) Investigator initiated trial at Fred Hutch	$1.4B
Multiple Myeloma (MM) Investigator initiated trial at Fred Hutch	$1.3B
Total	**$6.6B**

1) *Pasquini MC, Zhu X. Current uses and outcomes of hematopoietic stem cell transplantation: CIBMTR Summary Slides, 2015.*
2) *Company estimates*

Iomab-B - Pivotal Phase 3

- Only drug candidate in development that simultaneously ablates cancer cells and bone marrow cells via CD45 target
- Focused on expanding access to transplant and improving outcomes via improved myeloablation
- 150-patient SIERRA trial is expected to complete enrollment by the end of 2018 with a BLA submission for FDA approval targeted in 2019

Iomab-B Proof of Concept Results; Improved Outcomes

Salvage Chemo Only[2]
MDAnderson Cancer Center
10%
0%
1-Year
2-Year
Chemo + BMT[2]
MDAnderson Cancer Center
10%
0%
1-Year
2-Year
Iomab-B + BMT[1]
FRED HUTCH
30%
19%
1-Year
2-Year

1) *Iomab-B BMT: Blood 114:5444-5453 and additional data on file Pagel et. al.*
2) *Biol Blood Marrow Transplant 15 :1431-1438 (2009) MD Anderson outcomes analysis. (Chemo + BMT n=19) (Salvage Chemo n = 95)*

Actimab-A - Phase 2

Phase 1 Results[1]

Dose Level (µCi/kg/fraction)	Low PB Response Rate (CRc)
2 x 0.5	0%
2 x 1.0	33%
2 x 1.5	67%
2 x 2.0	50%

Phase 2 – ASH '17[2]

Dose Level (µCi/kg/fraction)	Response Rate (CRc) All low PB
2x 1.5	Enrolling
2x 2.0	69% (9/13)

Phase 2 Trial Highlights:

- 69% response rate as single agent not in combination
- Single agent, two infusions, 7 days apart
- Median age of 75, 6 (67%) patients had prior hematologic disease - 5 (MDS) & 1 (tCML)
- Limited non-hematologic toxicities > grade 3
- Data expected in 2Q18 on 2 x 1.5 µCi/kg/fraction to reduce myelosuppression

1) *Jurcic et al. 2016 ASH Abstract. Phase 1 Trial of Targeted Alpha-Particle Therapy with Actinium-225-Lintuzumab and LDAC in patients Age 60 or Older with Untreated AML.*
2) *2017 ASH Abstract #2638. A Phase 2 Study of Actinium-225-Lintuzumab in Older Patients with Previously Untreated AML Unfit for Intensive Chemotherapy. Program: Oral and Poster Abstracts. Session: 616. Acute Myeloid Leukemia: Novel Therapy, excluding Transplantation: Poster II*

Actimab-M - Phase 1

- First CD33 agent and alpha-particle therapy in multiple myeloma (MM)
- Intended indication is patients with relapsed or refractory MM
- 25% - 35% of MM patients express CD33[1] and the 3-year mortality rate is 60% greater in CD33+ patients[2]

Probability
Months
CD33 negative
CD33 positive

22% of patients have >50% CD33 expression[3]
35% of MM patients shown to be CD33 positive[3]
CD33 positive
CD33 negative
CD33 positive >50%

1) *Levy, Moshe et al "CD33 Is Expressed in a Significant Subset of Multiple Myeloma Patients in the US and May Represent a Viable Therapeutic Target." Blood 130.Suppl 1 (2017): 5378. Web. 05 Jan. 2018.*
2) *H Avet-Loiseau, CD33 is expressed on plasma cells of a significant number of myeloma patients, and may represent a therapeutic target, Leukemia (2005) 19, 2021–2022.)*
3) *Onyx Pharmaceuticals, SEER, NCI, ACS, Celgene, Myeloma Euronet, GLOBOCAN, CIBMTR, Kyprolis insert, W Matsui JHI estimate, Ferlay et al Eur J Cancer 2013*

Actimab-MDS - Planned Phase 2

- Trial is in collaboration with Dr. Gail Roboz of Weill-Cornell and the MDS clinical research consortium
- Leveraging the myelosuppressive capabilities as a bridge to transplant for high-risk MDS patients with a p53 genetic mutation

Myeloablative Conditioning		Reduced Intensity Conditioning
↑	Treatment Related Mortality	↓
↓	Relapse	↑
↑	Myelosuppression	↓
↑	Extramedullary toxicities	↓

Myeloablative Conditioning
Higher Extramedullary Toxicities
Myelosuppression
Actimab-MDS
Lower Extramedullary Toxicities
Targeted Myelosuppression
Goal: Survival Benefit
Reduced Intensity Conditioning
Lower Extramedullary Toxicities
Lower Myelosuppression

Iomab-B and Actimab-A Trial Sites: SIERRA trial sites represent 25-30% of the BMT market by volume

Banner MDAnderson Cancer Center; Mayo Clinic Florida; Yale Cancer Center; The University of Kansas Cancer Center; Mayo Clinic; Roswell Park Cancer Institute; Duke Cancer Institute; UK HealthCare; St. Francis Cancer Center; PennState Cancer Institute; Fred Hutch; Memorial Sloan Kettering Cancer Center; Loyola Medicine; Harbor-UCLA Medical Center; Swedish Cancer Institute; Baylor Scott & White Medical Center; Penn Medicine; Washington University in St. Louis; WVU Cancer Institute; Columbia University Medical Center; The James; University Hospitals Cleveland Medical Center; Carbone Cancer Center; University of Louisville; U.S. Department of Veterans Affairs; Weill Cornell Medical College; MDAnderson Cancer Network; Ochsner Medical Center – West Bank Campus

This fact sheet includes historical information and forward-looking actions that Actinium Pharmaceuticals, Inc. anticipates based on certain assumptions. Actual results may be different from projections, and Actinium Pharmaceuticals, Inc. assumes no obligation to update this information. This is not intended to be nor should it be interpreted by any party as a solicitation or a recommendation to invest in Actinium Pharmaceuticals, Inc.